UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

May 17, 2005

United Parcel Service, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-15451	58-2480149
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

55 Glenlake Parkway, N.E. Atlanta, Georgia	30328
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (404) 828-6000

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

Beginning with our fiscal year that commenced on January 1, 2005, we have changed our reporting segments to reflect recent changes in our business. Prior to this change, our reporting segments were U.S. Domestic Package, International Package and Non-package. Our reporting segments now are U.S. Domestic Package, International Package and Supply Chain Solutions. Previously reported revenue and operating profit for each segment have been restated for each of the three years in the period ended December 31, 2004 to reflect these changes, although the changes did not impact total consolidated revenue or operating profit for such periods.

U.S. domestic package operations include the time-definite delivery of letters, documents, and packages throughout the United States. The domestic portion of the former excess value package insurance business has been replaced by a declared value product that is now managed as part of this segment. Consequently, the revenue and expenses in prior periods associated with the domestic portion of the former excess value package insurance business have been moved to the U.S. Domestic Package segment for comparative purposes. In addition, intersegment operating profit previously included in the results of our former Non-package segment has been eliminated within the U.S. domestic package segment.

International package operations include the time-definite delivery of letters, documents, and packages to more than 200 countries and territories worldwide, including shipments wholly outside the U.S., as well as shipments with either origin or destination outside the U.S. Our international package reporting segment includes the operations of our Europe, Asia-Pacific, and Americas regions. The international portion of the former excess value package insurance business has been replaced by a declared value product that is now managed as part of this segment. Consequently, the revenue and expenses in prior periods associated with the international portion of the former excess value package insurance business have been moved to the International Package segment for comparative purposes.

Supply chain solutions includes our freight services and logistics operations and other aggregated business units, which are individually and in the aggregate not significant. Our freight services and logistics operations are comprised of our former UPS Freight Services and UPS Logistics Group, including the operations acquired with the purchase of Menlo Worldwide Forwarding. Freight services and logistics includes supply chain design and management, freight distribution and customs brokerage services. Other aggregated business units within this segment include Mail Boxes, Etc. (the franchisor of Mail Boxes, Etc. and The UPS Store), UPS Capital, mail, consulting and professional services.

The following items from our Annual Report on Form 10-K for the year ended December 31, 2004 have been updated to reflect the change in our reporting segments, and are presented in Exhibits 99.1 through 99.3:

•	Portions of Item 6. Selected Financial Data

•	Portions of Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations

•	Notes 12 and 17 to the Consolidated Financial Statements as of December 31, 2004 and 2003 and for the three years in the period ended December 31, 2004 included in Item 8. Financial Statements and Supplementary Data.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITED PARCEL SERVICE, INC.

Date: May 17, 2005	By:	/s/ D. Scott Davis
	Name:	D. Scott Davis
	Title:	Senior Vice President, Treasurer and
Chief Financial Officer

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Exhibit Index

23 – Consent of Deloitte & Touche LLP

99.1 – Item 6. Selected Financial Data

99.2 – Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations

99.3 – Item 8. Financial Statements and Supplementary Data

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